                                                                  Exhibit 99.1

[RGA(R) LOGO]  REINSURANCE GROUP
               OF AMERICA, INCORPORATED(R)

                                               For further information, contact
                                               Jack B. Lay
                                               Senior Executive Vice President
                                               and Chief Financial Officer
                                               (636) 736-7000

FOR IMMEDIATE RELEASE
---------------------

          REINSURANCE GROUP OF AMERICA REPORTS SECOND-QUARTER RESULTS
          -----------------------------------------------------------

         ST. LOUIS, July 23, 2007 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the second quarter of $77.5 million, or $1.20 per diluted share, compared to $63.6 million, or $1.01 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 22 percent to $84.6 million, or $1.31 per diluted share, from $69.1 million, or $1.10 per diluted share in the year-ago quarter. On a per share basis, operating income increased 19 percent. Second-quarter net premiums rose 12 percent, to $1,207.6 million, from $1,076.6 million a year ago. Net investment income totaled $274.9 million versus $168.6 million the year before.

         For the first half of 2007, net income totaled $153.7 million or $2.39 per diluted share, compared to $132.7 million, or $2.12 per diluted share, in the year-ago period. Operating income totaled $166.7 million, or $2.60 per diluted share, compared to $137.5 million, or $2.19 per diluted share in the prior-year period, a 19 percent increase on a per share basis. Consolidated premiums were up 13 percent, to $2,333.1 million from $2,069.0 million.

         A. Greig Woodring, president and chief executive officer, commented, "We reported solid results, with notably strong results in Canada and Asia Pacific more than offsetting somewhat higher claim levels in the UK. The U.S. segment reported pre-tax net income totaling $86.2 million for the quarter versus $70.9 million the year before. Pre-tax operating income increased 19 percent to $93.3 million from $78.5 million the year before. Net premiums were up 9 percent to $720.4 million from $663.9 million in the prior-year quarter.

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          "Our Canada operations reported a strong quarter with pre-tax net income of $24.2 million compared to $11.1 million a year ago. Pre-tax operating income totaled $22.6 million, up substantially from $8.9 million a year ago, when claims were higher-than-expected. Mortality experience during the current quarter was favorable. Net premiums increased 26 percent to $122.6 million from $97.1 million in the prior year. On a year-to-date basis, premiums are up 16 percent. Net premiums for the second quarter of 2007 were favorably affected by currency exchange rates relative to the prior year by approximately $2.7 million, as the Canadian dollar strengthened slightly. The impact of foreign currency fluctuations on operating income was not significant.

         "Asia Pacific reported pre-tax net income of $15.6 million compared with $7.7 million in the year-ago quarter. Pre-tax operating income totaled $16.1 million compared with $7.8 million a year ago. Segment-wide claims experience was slightly favorable, while the year-ago quarter reflected poor mortality in our South Korean operations. Net premium flow was good, increasing 18 percent to $199.0 million from $168.9 million. Foreign currency fluctuations favorably affected net premiums by approximately $8.5 million, primarily due to the strength of the Australian dollar. The impact of foreign currency fluctuations on operating income was not significant.

         "Europe and South Africa results were off slightly due primarily to high claim levels in the UK, with pre-tax net income of $11.8 million compared to $17.3 million a year ago. Pre-tax operating income totaled $12.5 million versus $17.4 million last year, a period in which we experienced favorable mortality. Net premiums increased 13 percent to $164.8 million. Foreign currency exchange fluctuations favorably affected reported net premiums by approximately $10.0 million due to relatively strong British pound and euro currencies. The impact of foreign currency fluctuations on operating income was not significant."

         Woodring concluded, "We are pleased with the results for the quarter and the first half of the year. Each of our operations has good momentum going into the second half of the year. We continue to see substantial growth opportunities internationally, both near-term and longer-term, and have recently established representative offices in Germany, France and Poland as we look to expand our European presence. We believe we are well-positioned to take advantage of opportunities across the globe in all the key life insurance markets."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable August 24 to shareholders of record as of August 3.

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         A conference call to discuss the company's second-quarter results will begin at 9 a.m. Eastern Time on Tuesday, July 24. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 8600471. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through August 1 at 888-203-1112 (domestic) or 719-457-0820, access code 8600471.

         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.1 trillion of life reinsurance in force, and assets of $20.3 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Reconciliation of Net Income From Continuing Operations
                              to Operating Income
                            (Dollars in thousands)

(Unaudited)                     Three Months Ended   Six Months Ended
                                      June 30,           June 30,
                                --------------------------------------

                                 2007      2006       2007      2006
                                 ----      ----       ----      ----

GAAP net income-continuing
  operations                   $ 79,037  $ 63,789   $155,973  $134,369
Investment related losses, net    4,666     3,643     10,321     3,082
Change in value of embedded
  derivatives                     4,632     7,198      2,787     4,239
DAC offset for embedded
  derivatives and investment
  related gains, net             (3,717)   (5,563)    (2,379)   (4,169)
                               ----------------------------------------

   Operating income            $ 84,618  $ 69,067   $166,702  $137,521

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
        Reconciliation of Pre-tax Net Income From Continuing Operations
                          to Pre-tax Operating Income
                            (Dollars in thousands)

(Unaudited)                  Three Months Ended June 30, 2007

                                 Investment    Change in
                        Pre-tax    related      value of     Pre-tax
                          net     (gains)       embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  ---------
U.S. Operations:
 Traditional           $ 79,098    $  4,497     $     --     $ 83,595
 Asset Intensive          4,111         971(1)     1,581(2)     6,663
 Financial Reinsurance    3,006           7           --        3,013
                       ----------------------------------------------
  Total U.S.             86,215       5,475        1,581       93,271
Canada Operations        24,202      (1,642)          --       22,560
Europe & South Africa    11,846         630           --       12,476
Asia Pacific Operations  15,609         499           --       16,108
Corporate and Other     (14,159)      1,963           --      (12,196)
                       ----------------------------------------------
Consolidated           $123,713    $  6,925     $  1,581     $132,219
                       ==============================================

(1)  Asset Intensive is net of $(173)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(5,545) included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                  Three Months Ended June 30, 2006

                                 Investment    Change in
                        Pre-tax    related      value of     Pre-tax
                          net     (gains)/      embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  ---------
U.S. Operations:
 Traditional           $ 67,331    $  2,506     $     --     $ 69,837
 Asset Intensive           (276)      1,935(1)     3,093(2)     4,752
 Financial Reinsurance    3,880          --           --        3,880
                       ----------------------------------------------
  Total U.S.             70,935       4,441        3,093       78,469
Canada Operations        11,074      (2,194)          --        8,880
Europe & South Africa    17,269         181           --       17,450
Asia Pacific Operations   7,725          92           --        7,817
Corporate & Other        (9,569)      2,369           --       (7,200)
                       ----------------------------------------------
Consolidated           $ 97,434    $  4,889     $  3,093     $105,416
                       ==============================================

(1)  Asset Intensive is net of $(576)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(7,982) included in change in deferred acquisition cost associated with change in value of embedded derivative.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
        Reconciliation of Pre-tax Net Income From Continuing Operations
                          to Pre-tax Operating Income
                 (Dollars in thousands, except per share data)

(Unaudited)                    Six Months Ended June 30, 2007

                        Pre-tax   Investment   Change in    Pre-tax
                           net      related     value of   operating
                         income    (gains)/     embedded     income
                         (loss)   losses, net  derivative    (loss)
                        -------   -----------  ----------  ---------
U.S. Operations:
 Traditional            $165,109   $  4,835     $     --     $169,944
 Asset Intensive           8,573      1,705(1)       850(2)    11,128
 Financial Reinsurance     5,710          7           --        5,717
                        ---------------------------------------------
  Total U.S.             179,392      6,547          850      186,789
Canada Operations         39,236     (4,168)          --       35,068
Europe & South Africa     32,970        854           --       33,824
Asia Pacific Operations   25,941        570           --       26,511
Corporate & Other        (34,596)    11,815           --      (22,781)
                        ---------------------------------------------
Consolidated            $242,943  $  15,618     $    850     $259,411
                        =============================================

(1)  Asset Intensive is net of $(222)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(3,438) included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                   Six Months Ended June 30, 2006

                        Pre-tax   Investment   Change in    Pre-tax
                           net      related     value of   operating
                         income    (gains)/     embedded     income
                         (loss)   losses, net  derivative    (loss)
                        -------   -----------  ----------  ---------
U.S. Operations:
 Traditional            $136,730   $  3,735     $     --     $140,465
 Asset Intensive           7,007      4,655(1)     1,298(2)    12,960
 Financial Reinsurance     7,534         --           --        7,534
                        ---------------------------------------------
  Total U.S.             151,271      8,390        1,298      160,959
Canada Operations         19,505     (1,995)          --       17,510
Europe & South Africa     32,066        147           --       32,213
Asia Pacific Operations   14,339         77           --       14,416
Corporate & Other        (11,547)    (2,975)          --      (14,522)
                        ---------------------------------------------
Consolidated            $205,634   $  3,644     $  1,298     $210,576
                        =============================================

(1)  Asset Intensive is net of $(1,189)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(5,225) included in change in deferred acquisition cost associated with change in value of embedded derivative.

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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Condensed Consolidated Statements of Income
                         (Dollars in thousands)

                               Three Months Ended       Six Months Ended
(Unaudited)                          June 30,               June 30,
---------------------------------------------------------------------------
                                2007        2006        2007        2006
                                ----        ----        ----        ----

Revenues:
  Net premiums               $1,207,646  $1,076,603  $2,333,096  $2,069,045
  Investment income, net
    of related expenses         274,902     168,605     490,645     355,546
  Investment related
    losses, net                  (7,092)     (5,314)    (15,576)     (4,682)
  Change in value of
    embedded derivatives         (7,126)    (11,075)     (4,288)     (6,523)
  Other revenues                 20,446      13,717      39,548      28,247
                             ----------------------  ----------------------
     Total revenues           1,488,776   1,242,536   2,843,425   2,441,633

Benefits and expenses:
  Claims and other
    policy benefits             980,338     874,531   1,883,148   1,686,044
  Interest credited             113,652      44,732     174,718     106,261
  Policy acquisition
    costs and other
    insurance expenses          183,561     172,700     364,435     324,504
  Change in deferred
    acquisition cost
    associated with
    change in value of
    embedded derivatives         (5,545)     (7,982)     (3,438)     (5,225)
  Other operating expenses       56,619      45,830     112,041      92,357
  Interest expense               23,232      15,014      43,685      31,781
  Collateral finance
    facilities expense           13,206         277      25,893         277
                             ----------------------  ----------------------
     Total benefits
       and expenses           1,365,063   1,145,102   2,600,482   2,235,999
                             ----------------------  ----------------------

  Income from continuing
    operations before
    income taxes                123,713      97,434     242,943     205,634

     Provision for income
       taxes                     44,676      33,645      86,969      71,265
                             ----------------------  ----------------------

  Income from continuing
    operations                   79,037      63,789     155,974     134,369

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes                (1,562)       (158)     (2,247)     (1,668)
                             ----------------------  ----------------------

  Net income                    $77,475     $63,631   $ 153,727  $  132,701
                             ======================  ======================

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   REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Condensed Consolidated Statements of Income
              (In thousands, except per share data)

                             Three Months Ended    Six Months Ended
(Unaudited)                       June 30,              June 30,
-------------------------------------------------------------------
                               2007      2006        2007     2006
                               ----      ----        ----     ----

Earnings per share from
 continuing operations:
  Basic earnings per share    $  1.28  $  1.04     $  2.53  $  2.20
  Diluted earnings per share  $  1.22  $  1.02     $  2.43  $  2.14

Diluted earnings before
  investment related gains/
  (losses), change in value
  of embedded derivatives,
  and related deferred
  acquisition costs           $  1.31  $  1.10     $  2.60  $  2.19

Earnings per share from
 net income:
  Basic earnings per share    $  1.25  $  1.04     $  2.49  $  2.17
  Diluted earnings per share  $  1.20  $  1.01     $  2.39  $  2.12

Weighted average number of
  common and common equivalent
  shares outstanding           64,541   62,709      64,219   62,663

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Business Summary

                                                  At or For the
                                                 Six Months Ended
(Unaudited)                                           June 30,
--------------------------------------------------------------------
                                                2007          2006
                                                ----          ----

Gross life reinsurance in force (in billions)
   U.S.                                       $1,202.8      $1,121.7
   Canada                                     $  187.6      $  148.2
   Europe & South Africa                      $  361.8      $  347.2
   Asia Pacific                               $  329.1      $  247.3

Gross life reinsurance written (in billions)
   U.S.                                       $   84.4      $   89.7
   Canada                                     $   21.8      $   19.1
   Europe & South Africa                      $   30.8      $   67.9
   Asia Pacific                               $    6.5      $    6.8

Balance sheet information (in millions,
   except share and per share figures)

Consolidated cash and invested assets        $15,911.8     $13,713.6
   Invested asset book yield - trailing
    three months excluding funds withheld         5.90%         5.72%

Investment portfolio mix
   Cash and short-term investments                3.73%         2.23%
   Fixed maturity securities                     54.78%        50.68%
   Mortgage loans                                 5.04%         4.74%
   Policy loans                                   6.40%         7.16%
   Funds withheld at interest                    28.27%        27.48%
   Other invested assets                          1.78%         7.71%

Collateral finance facilities                 $  850.3      $  850.3
Short-term debt                               $   30.1      $   27.7
Long-term debt                                $  908.7      $  674.5
Company-obligated mandatorily
   redeemable preferred securities
    of subsidiary                             $  158.8      $  158.6

Total stockholders' equity                    $2,894.6      $2,466.0
Less: Accumulated other comprehensive
   income "AOCI"*                                374.5         248.8
                                              --------      --------
Total stockholders' equity, before
   impact of AOCI*                            $2,520.1      $2,217.2

Treasury shares                              1,135,134     1,940,109
Common shares outstanding                   61,993,139    61,188,164
Book value per share outstanding              $  46.69      $  40.30
Book value per share outstanding, before
   impact of AOCI*                            $  40.65      $  36.24

* Book value per share outstanding and total stockholders' equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          U.S. Operations
(Unaudited)           (Dollars in thousands)

                              Three Months Ended June 30, 2007
                                       Asset-    Financial    Total
                        Traditional  Intensive  Reinsurance    U.S.
                        -----------  ---------  -----------  ------
Revenues:
Net premiums            $  718,753   $   1,598    $     --  $720,351
Investment income, net
 of related expenses        87,151     117,319          99   204,569
Investment related
 losses, net                (4,497)     (1,144)         (7)   (5,648)
Change in value of
 embedded derivatives           --      (7,126)         --    (7,126)
Other revenues                 300       9,690       5,846    15,836
                        --------------------------------------------
  Total revenues           801,707     120,337       5,938   927,982
Benefits and expenses:
Claims and other
 policy benefits           594,619        (553)         --   594,066
Interest credited           14,579      98,324          --   112,903
Policy acquisition costs
 and other insurance
 expenses                  101,807      22,295       2,001   126,103
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --      (5,545)         --    (5,545)
Other operating expenses    11,604       1,705         931    14,240
                        --------------------------------------------
  Total benefits
   and expenses            722,609     116,226       2,932   841,767
  Income before
    income taxes        $   79,098   $   4,111    $  3,006  $ 86,215
                        ==========   =========    ========  ========

(Unaudited)               Three Months Ended June 30, 2006
                                       Asset-    Financial    Total
                        Traditional  Intensive  Reinsurance    U.S.
                        -----------  ---------  -----------  ------
Revenues:
Net premiums            $  662,301   $   1,605    $     --  $663,906
Investment income, net
 of related expenses        74,657      48,424        (152)  122,929
Investment related
 losses, net                (2,506)     (2,511)         --    (5,017)
Change in value of
 embedded derivatives           --     (11,075)         --   (11,075)
Other revenues                 276       3,908       7,460    11,644
                        --------------------------------------------
  Total revenues           734,728      40,351       7,308   782,387
Benefits and expenses:
Claims and other
 policy benefits           545,640         727          --   546,367
Interest credited           11,796      31,930          --    43,726
Policy acquisition costs
 and other insurance
 expenses                  101,229      14,539       2,326   118,094
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --      (7,982)         --    (7,982)
Other operating expenses     8,732       1,413       1,102    11,247
                        --------------------------------------------
  Total benefits
   and expenses            667,397      40,627       3,428   711,452
  Income before
    income taxes        $   67,331   $    (276)   $  3,880  $ 70,935
                        ==========   =========    ========  ========

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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. Operations
                            (Dollars in thousands)

(Unaudited)                        Six Months Ended June 30, 2007
                                          Asset-    Financial    Total
                          Traditional   Intensive  Reinsurance    U.S.
                          -----------   ---------  -----------   ------
Revenues:
Net premiums              $ 1,388,172   $   3,224   $     --   $1,391,396
Investment income, net
 of related expenses          172,079     185,271        119      357,469
Investment related
 losses, net                   (4,835)     (1,927)        (7)      (6,769)
Change in value of
 embedded derivatives              --      (4,288)        --       (4,288)
Other revenues                    406      17,114     11,735       29,255
                          -----------------------------------------------
  Total revenues            1,555,822     199,394     11,847    1,767,063
Benefits and expenses:
Claims and other
 policy benefits            1,137,205       3,970          1    1,141,176
Interest credited              28,849     144,482         --      173,331
Policy acquisition
 costs and other
 insurance expenses           201,187      42,481      4,195      247,863
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --      (3,438)        --       (3,438)
Other operating expenses       23,472       3,326      1,941       28,739
                          -----------------------------------------------
  Total benefits and
   expenses                 1,390,713     190,821      6,137    1,587,671
  Income before
    income taxes          $   165,109   $   8,573   $  5,710   $  179,392
                          ===========   =========   ========   ==========

(Unaudited)                        Six Months Ended June 30, 2006
                                          Asset-    Financial    Total
                          Traditional   Intensive  Reinsurance    U.S.
                          -----------   ---------  -----------   ------
Revenues:
Net premiums              $ 1,274,138   $   3,079   $     --   $1,277,217
Investment income, net
 of related expenses          145,699     119,321       (155)     264,865
Investment related
 losses, net                   (3,735)     (5,844)        --       (9,579)
Change in value of
 embedded derivatives              --      (6,523)        --       (6,523)
Other revenues                    (44)      7,197     14,806       21,959
                          -----------------------------------------------
  Total revenues            1,416,058     117,230     14,651    1,547,939
Benefits and expenses:
Claims and other
 policy benefits            1,053,786        (142)         1    1,053,645
Interest credited              23,283      81,467         --      104,750
Policy acquisition
 costs and other
 insurance expenses           183,401      30,934      4,660      218,995
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --      (5,225)        --       (5,225)
Other operating expenses       18,858       3,189      2,456       24,503
                          -----------------------------------------------
  Total benefits and
   expenses                 1,279,328     110,223      7,117    1,396,668
  Income before
    income taxes          $   136,730   $   7,007   $  7,534   $  151,271
                          ===========   =========   ========   ==========

                                  - more -

Add Thirteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Canada Operations
                        (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2007        2006
                                                   ----        ----
Revenues:
  Net premiums                                   $122,580    $ 97,120
  Investment income, net of related expenses       32,363      25,998
  Investment related gains, net                     1,648       2,345
  Other revenues                                       93         767
                                                 --------    --------
    Total revenues                                156,684     126,230

Benefits and expenses:
  Claims and other policy benefits                105,667      95,449
  Interest credited                                   185         207
  Policy acquisition costs and other
    insurance expenses                             21,343      15,769
  Other operating expenses                          5,287       3,731
                                                 --------    --------
    Total benefits and expenses                   132,482     115,156

    Income before income taxes                   $ 24,202    $ 11,074
                                                 ========    ========



                                                   Six Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2007        2006
                                                   ----        ----
Revenues:
  Net premiums                                   $222,072    $191,522
  Investment income, net of related expenses       58,795      51,303
  Investment related gains, net                     4,432       2,146
  Other revenues                                      179         767
                                                 --------    --------
    Total revenues                                285,478     245,738

Benefits and expenses:
  Claims and other policy benefits                196,815     184,528
  Interest credited                                   371         412
  Policy acquisition costs and other
    insurance expenses                             39,819      33,589
  Other operating expenses                          9,237       7,704
                                                 --------    --------
    Total benefits and expenses                   246,242     226,233

    Income before income taxes                   $ 39,236    $ 19,505
                                                 ========    ========

                                   - more -

Add Fourteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                        Europe & South Africa
                       (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:
  Net premiums                                  $164,796    $146,073
  Investment income, net of related expenses       7,103       3,873
  Investment related losses, net                    (630)       (181)
  Other revenues                                     (27)       (178)
                                                --------    --------
    Total revenues                               171,242     149,587

Benefits and expenses:
  Claims and other policy benefits               128,828     101,034
  Interest credited                                  564         156
  Policy acquisition costs and other
    insurance expenses                            17,129      21,821
  Other operating expenses                        12,875       9,307
                                                --------    --------
    Total benefits and expenses                  159,396     132,318

    Income before income taxes                  $ 11,846    $ 17,269
                                                ========    ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:
  Net premiums                                  $332,592    $291,224
  Investment income, net of related expenses      12,877       7,265
  Investment related losses, net                    (854)       (147)
  Other revenues                                     104         (87)
                                                ---------   --------
    Total revenues                               344,719     298,255

Benefits and expenses:
  Claims and other policy benefits               242,982     206,680
  Interest credited                                1,016         346
  Policy acquisition costs and other
    insurance expenses                            43,189      41,078
  Other operating expenses                        24,562      18,085
                                                --------    --------
    Total benefits and expenses                  311,749     266,189

    Income before income taxes                  $ 32,970    $ 32,066
                                                ========    ========

                                   - more -

Add Fifteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            Asia Pacific
                       (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2007       2006
                                                   ----       ----
Revenues:
  Net premiums                                   $198,971   $168,852
  Investment income, net of related expenses        8,610      6,822
  Investment related losses, net                     (499)       (92)
  Other revenues                                    2,583      1,581
                                                 --------   --------
    Total revenues                                209,665    177,163

Benefits and expenses:
  Claims and other policy benefits                151,664    131,866
  Policy acquisition costs and other
    insurance expenses                             28,173     27,567
  Other operating expenses                         14,219     10,005
                                                 --------   --------
    Total benefits and expenses                   194,056    169,438

    Income before income taxes                   $ 15,609   $  7,725
                                                 ========   ========


                                                   Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2007       2006
                                                   ----       ----
Revenues:
  Net premiums                                   $385,809   $308,065
  Investment income, net of related expenses       17,273     13,318
  Investment related losses, net                     (570)       (77)
  Other revenues                                    4,410      3,491
                                                 ---------  --------
    Total revenues                                406,922    324,797

Benefits and expenses:
  Claims and other policy benefits                302,147    242,222
  Policy acquisition costs and other
    insurance expenses                             52,787     49,572
  Other operating expenses                         26,047     18,664
                                                 --------   --------
    Total benefits and expenses                   380,981    310,458

    Income before income taxes                   $ 25,941   $ 14,339
                                                 ========   ========

                                   - more -

Add Sixteen

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          Corporate and Other
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2007       2006
                                                   ----       ----
Revenues:
  Net premiums                                   $    948   $    652
  Investment income, net of related expenses       22,257      8,983
  Investment related losses, net                   (1,963)    (2,369)
  Other revenues                                    1,961        (97)
                                                 --------   --------
    Total revenues                                 23,203      7,169

Benefits and expenses:
  Claims and other policy benefits                    113       (185)
  Interest credited                                    --        643
  Policy acquisition costs and other
    insurance expenses                             (9,187)   (10,551)
  Other operating expenses                          9,998     11,540
  Interest expense                                 23,232     15,014
  Collateral finance facilities expense            13,206        277
                                                 --------   --------
    Total benefits and expenses                    37,362     16,738

    Income before income taxes                   $(14,159)  $ (9,569)
                                                 ========   ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2007       2006
                                                   ----       ----
Revenues:
  Net premiums                                   $  1,227   $  1,017
  Investment income, net of related expenses       44,231     18,795
  Investment related gains/(losses), net          (11,815)     2,975
  Other revenues                                    5,600      2,117
                                                 --------   --------
    Total revenues                                 39,243     24,904

Benefits and expenses:
  Claims and other policy benefits                     28     (1,031)
  Interest credited                                    --        753
  Policy acquisition costs and other
    insurance expenses                            (19,223)   (18,730)
  Other operating expenses                         23,456     23,401
  Interest expense                                 43,685     31,781
  Collateral finance facilities expense            25,893        277
                                                 --------   --------
    Total benefits and expenses                    73,839     36,451

    Income before income taxes                   $(34,596)  $(11,547)
                                                 ========   ========

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